                                                                  EXHIBIT 10.3


                              EMPLOYMENT AGREEMENT


                 THIS AGREEMENT is made this 17th day of June, 1996, by and between MARC D. FISHMAN (the "Executive") and 2CONNECT EXPRESS, INC., a Florida corporation ("Company").

                 WHEREAS, the Company is a specialty retailer offering Internet, satellite and communication services; and,

                 WHEREAS, the Company desires to obtain the services of the Executive, and Executive desires to be employed by the Company.

                 NOW THEREFORE, in consideration of the premises and the mutual covenants herein, the parties agree as follows:

         1. Employment. The Company shall employ the Executive as its Chief Executive Officer and President. The Executive shall be responsible for the general management of the affairs of the Company and shall report only to the Board of Directors of the Company. The Executive shall diligently, faithfully, and competently perform all duties of the office of Chief Executive Officer and President and shall devote his full productive time and abilities to the performance of such duties, and will not render his active business services to any other person or entity without the prior consent of the Board of Directors. The Executive shall also serve on the Board of Directors of the Company.

         2.      Compensation.

                 (a) Salary. In consideration of and as compensation for performance of the services under this Agreement, the Company will pay the Executive a base salary of $150,000 per year, payable in equal bi-monthly installments or such frequency as is consistent with Company practices. Subsequent to the first year of this Agreement, the salary paid to the Executive shall be reviewed to determine whether to increase Executive's base annual salary.

                 (b)      Stock Option.   In addition to the above salary, the
Company has granted, and may additionally grant in its discretion, certain options to purchase shares of the Company's common stock, pursuant to the terms and conditions contained in the Option Agreement between the parties and the Company's stock option plan.

         3. Benefits. While this Agreement is in effect, the Executive shall receive any and all health and medical benefits, insurance, pension and profit sharing plans, paid vacation time, sick leave and other benefits, on a no less favorable basis as is offered to other executive officers.

         4. Expenses. The Company shall reimburse the Executive for all necessary and reasonable expenses incurred and paid by the Executive in connection with the performance of services hereunder upon presentation of supporting documentation.

                 5. Term. The term of the Executive's employment with the Company shall commence on June 17, 1996, and shall continue thereafter until June 16, 1999 (the "Term"), unless earlier terminated as provided in
Section 6 below. The term of the Executive's employment shall automatically renew for successive one-year terms thereafter, unless the Executive provides the Company with written notice of his intent not to continue his employment.

                 6. Termination For Cause. The Company may terminate this Agreement, and the Executive's employment hereunder, for "cause", by written notice to the Executive, upon the occurrence of any one of the following events; provided, however, if an event is one that is specified in parts (a),
(b), or (c), termination shall not occur until after arbitrators, as hereinafter described, shall have finally determined that the Executive shall have committed the act of which he is accused:

                        (a) his proven dishonesty, fraud or embezzlement that materially and adversely affects the Company;

                        (b) his conviction of a felony involving moral turpitude that materially and adversely affects the Company;

                        (c) his repeated willful failures to carry out the terms of this Agreement or the lawful instructions of the Board of Directors, which instructions relate to matters material to the conduct of the Company's business, which failures continue after not less than two (2) written warnings to the Executive specifying one or more specific failures in each such warning; provided, however, the provisions contained in this
                        Section 6(c) shall not constitute a "cause" for termination in the event that the actual Adjusted Pre-tax Profits (as defined in accordance with Generally Accepted Accounting Principles) of the Company for fiscal year most recently ended shall have equaled or exceeded the amount of Adjusted Pre-Tax Profit for the previous year.

                        (d)   his death; or

                        (e) his disability, which prevents the Executive from performing his duties under the terms of this Agreement for 180 days during any period of 360 consecutive days (the last day of such 180 days being called the "disability termination date").

In the event of termination of this Agreement for "cause" by reason of an event defined in parts (a), (b), or (c) of this Section 6, then, except for sums theretofore earned by, or otherwise payable to, him, no further sums shall be payable by the Company to the Executive. In the event of termination of this Agreement for "cause" by reason of an event defined in parts (d) or (e) of this
Section 6, the salary, otherwise payable through the end of the month during which his death or the disability termination date occurs, shall be paid immediately to the Executive or to his estate. Any disputes between the parties hereto relating to the determination of the existence of "cause" shall be subject to binding arbitration in Dade County, Florida, in accordance with the rules of the American Arbitration Association then in effect. If the Executive challenges the Company's right to discharge him under this Section 6, the Company shall have the burden of proof. Unless the parties agree on a single arbitrator, the arbitration shall take place before three arbitrators, one to be selected by the Company, one to be selected by the Executive, and the third to be selected by the first two arbitrators. The decision of the arbitrators shall be deemed final for purposes of this Agreement, and may be enforced in any court having jurisdiction.

In the event this Agreement is wrongfully terminated by the Company or is terminated by the Company without cause, then, in addition to any other remedies available to the Executive (a) he shall have no obligations to mitigate damages and in the event he is employed elsewhere, the amount of his compensation from such other employment shall not reduce the Company's obligations hereunder; and (b) the Company shall accelerate and pay in full the salary provided in Section 2(a) and shall cover the Executive for other benefits herein provided, to the same extent and in the same amounts as he would have been entitled if the Executive had not been terminated as described above.

The parties acknowledge that if a situation arises in which the Executive seeks to enforce the severance or other rights provided herein, the Company may attempt to refuse to comply with its obligations under this Agreement, or may institute or attempt to institute or attempt to institute litigation seeking to have this Agreement declared unenforceable, or may take or attempt to take other action to deny the Executive the benefits intended under this Agreement. In these circumstances, the purpose of this Agreement could be frustrated. It is the intent of the Company that the Executive not be required to incur the expenses associated with the enforcement of any rights under this Agreement by litigation or other legal action, nor be bound to negotiate any settlement of any rights hereunder, because the cost and expense of such legal action or settlement would substantially detract from the benefits intended to be extended to the Executive hereunder.

Accordingly, if it should appear to Executive that the Company has failed to comply with any of its obligations under this Agreement, and such failure includes a failure to comply with its obligations under this Section 6, or in the event that the Company or any other person takes any action to declare this Agreement void or unenforceable, or institutes any litigation or other legal action designed to deny, diminish or to recover from the Executive the benefits entitled to be provided to the Executive hereunder, and Executive has complied with his material obligations under this Agreement, the Company irrevocably authorizes counsel to the Company to represent the Executive in connection with the initiation or defense of any litigation or other legal action, whether such action is by or against the Company or any Director, officer, shareholder, or other person affiliated with the Company, in any jurisdiction. Notwithstanding any existing or prior attorney-client relationship between the Company and such counsel, the Company irrevocably consents to the Executive entering into an attorney-client relationship with such counsel, and in that connection the Company and Executive agree that a confidential relationship shall exist between Executive and such counsel. The reasonable fees and expenses of counsel selected from time to time by Executive as hereinabove provided shall be paid or reimbursed to Executive by the Company on a regular, periodic basis upon presentation by Executive of a statement or statements prepared by counsel in accordance with its customary practice. Any legal expenses incurred by the Company by reason of any dispute between the parties as to enforceability of or the terms contained in this Agreement, notwithstanding the outcome of any such dispute, shall be the sole responsibility of the Company, and the Company shall not take any action to seek reimbursement from the Executive for such expenses.

                 7. Notices. All claims, notices, requests, demands and other communications required or permitted hereunder shall be in writing and shall be deemed to have been duly given or made when delivered by hand or mailed, first class certified mail, return receipt requested, with postage paid:

             (i)    If to Executive:        MARC D. FISHMAN



                             Miami, Florida 33133

or to such other person or address as Executive shall furnish to the Company in writing.


             (ii)   If to the Company, to:  2CONNECT EXPRESS, INC. 2300
                                            Glades Road, Suite 370
                                            Boca Raton, Florida 33431


or to such other person or address as the Company shall furnish to Executive in writing.

             (iii)  In either case, with a copy
                    to:
                                            ARNOLD M. JAFFEE, Esq.
                                            Adorno & Zeder, P.A.
                                            2601 S. Bayshore Drive, Suite 1600

and to such other persons or addresses as either the Executive or the Company shall furnish to the other in writing.


                 8. Binding Effect. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of The Company.

                 9. Governing Law. This Agreement shall be governed by and construed in accordance with the law of the State of Florida. Venue for any proceedings shall be Dade County, Florida, and the parties agree to submit to the jurisdiction thereof.

                 10. Entire Agreement. This Agreement contains the entire agreement concerning the subject matter and supersedes all prior written and oral understandings of the parties with respect thereto. This Agreement may not be changed except by a writing signed by the party against whom the enforcement of any waiver, change, extension, modification or discharge is sought.

                 11. Severability. In the event any term, paragraph or provision of this Agreement or its application to any circumstances shall to any extent be deemed invalid or unenforceable, the remainder of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

                 12. Consultation of Attorneys. The Company and the Executive acknowledge that they each have had the opportunity to consult its or his attorney with respect to this Agreement and that they each understand its contents.

                 13. Gender. References in this Agreement to any of the masculine, feminine, or neuter genders shall refer to the other two genders as the context may reasonably require, and references to the singular or plural shall refer to the other as the context may reasonably require.

                 14. Paragraph Headings. This paragraph headings contained herein are for reference only and shall not in any way affect the meaning and interpretation of this Agreement.

                 15. Counterparts. This Agreement may be executed in counterparts, each of which when so executed shall be an original, but both of which shall together constitute one and the same instrument.


   IN WITNESS WHEREOF, this Agreement is made and entered into on the date first above written.

                                          2CONNECT EXPRESS, INC.


                                          By: /s/ Marc D. Fishman
                                             --------------------------------
                                                  Marc D. Fishman
                                          Title: CEO



                                          EXECUTIVE

                                          /s/ Marc D. Fishman
                                          -----------------------------------
                                              Marc D. Fishman